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                                                                     EXHIBIT (J)

                         CONSENT OF INDEPENDENT AUDITORS


The Board of Trustees and Shareholders of ABN AMRO Funds
     (formerly Alleghany Funds):

We consent to the use of our report dated December 18, 2000 on the ABN AMRO Funds (comprising of ABN AMRO/Montag & Caldwell Growth Fund, ABN AMRO /Chicago Capital Growth Fund, ABN AMRO/Talon Mid Cap Fund, ABN AMRO/Chicago Capital Small Cap Value Fund, ABN AMRO/Veredus Aggressive Growth Fund, ABN AMRO/Montag & Caldwell Balanced Fund, ABN AMRO/Chicago Capital Balanced Fund, ABN AMRO/Chicago Capital Bond Fund, ABN AMRO/Chicago Capital Municipal Bond Fund, and ABN AMRO/Chicago Capital Money Market Fund, ABN AMRO/Veredus SciTech Fund, Blairlogie International Developed Fund and Blairlogie Emerging Markets Fund) incorporated by reference in the Statement of Additional Information which constitutes part of the Registration Statement, Post-Effective Amendment No. 36 under the Securities Act of 1933 (Registration No. 33-68666) and Post-Effective Amendment No. 38 under the Investment Company Act of 1940 (Registration No. 811-8004).



s/s KPMG LLP


Chicago, Illinois
December 28, 2001







































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